Registration No. 333-264388

Filed Pursuant to Rule 433

Dated February 14, 2023

NEWS

For Immediate Release

MicroSectors™ Launches Energy Long & Short Exchange Traded Notes on NYSE Arca

NEW YORK, February 14, 2023 – REX Shares, LLC (“REX”) is pleased to announce the launch of two new MicroSectors Exchange Traded Notes (“ETNs”) issued by Bank of Montreal (“BMO”) linked to the Solactive MicroSectorsTM Energy Index. MicroSectors Energy 3x Leveraged ETNs (ticker: WTIU) and MicroSectors Energy -3x Inverse Leveraged ETNs (ticker: WTID) will start trading tomorrow on NYSE Arca.

The Solactive MicroSectors Energy Index, launched in January 2023, tracks the performance of 12 highly liquid, U.S. stocks from the energy and oil sector. As of the date of this release, Chevron Corp (CVX), Exxon Mobil Corp (XOM), Occidental Petroleum Corp (OXY), ConocoPhillips (COP), and Devon Energy Corp (DVN) were the five largest common stocks in the Index.

REX, a provider of alternative investment products, continues to see strong demand for hedging and trading tools based on specific segments of the market, such as equity securities of companies in the energy and oil sector.

“We are excited to expand on our existing energy related offerings with a new pair of leveraged and inverse leveraged exchange-traded notes,” said Scott Acheychek, CEO of REX. “The energy ETNs will provide investors with exposure to 12 highly liquid companies that are at the forefront of global energy trends,” Acheychek added. “Since founding MicroSectors in 2018, we have been dedicated to innovating the ETP landscape by offering unique exposures to popular investable market segments. We believe the addition of these ETNs to the product lineup furthers this objective.”

About REX Shares

Founded in 2015, REX Shares (“REX”) is an independent provider of ETPs based in Miami, Florida. As ETP architects, the REX team creates investment vehicles that solve for a range of specific challenges in investor portfolios. The firm is rooted in decades of structuring and building inventive exchange-traded product solutions.

For more information, please visit www.rexshares.com or www.microsectors.com.

Twitter: @REXShares and @MSectors

About BMO Financial Group

Serving customers for 200 years and counting, BMO is a highly diversified financial services provider - the 8th largest bank, by assets, in North America. With total assets of $1.14 trillion as of October 31, 2022, and a team of diverse and highly engaged employees, BMO provides a broad range of personal and commercial banking, wealth management and investment banking products and services to 12 million customers and conducts business through three operating groups: Personal and Commercial Banking, BMO Wealth Management and BMO Capital Markets.

BMO Media Contact:

Kelly Hechler, Kelly.Hechler@bmo.com, (416) 867-3996

Bank of Montreal ETNs

US.ETN@bmo.com, +1-877-369-5412

Internet: www.bmo.com

The ETNs are senior, unsecured obligations of BMO.

Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters.

The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. The returns on the ETNs over longer periods of time can, and most likely will, differ significantly from the return on a direct long or short investment in the index.

BMO, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) about each of the offerings to which this press release relates. Please read those documents and the other documents relating to these offerings BMO has filed with the SEC for more complete information about BMO and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, product supplement, prospectus supplement and prospectus if you so request by calling toll-free at 1-877-369-5412.

Solactive AG (“Solactive”) is the licensor of the Index. The notes are not sponsored, endorsed, promoted or sold by Solactive in any way, and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the notes; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive does not guarantee the accuracy and/or the completeness of the Index and shall not have any liability for any errors or omissions with respect thereto. Notwithstanding Solactive’s obligations to its licensees, Solactive reserves the right to change the methods of calculation or publication of the Index, and Solactive shall not be liable for any miscalculation of or any incorrect, delayed or interrupted publication with respect to the Index. Solactive shall not be liable for any damages, including, without limitation, any loss of profits or business, or any special, incidental, punitive, indirect or consequential damages suffered or incurred as a result of the use (or inability to use) of the Index.

MicroSectors™ and REX™ are registered trademarks of REX. The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third-party licensors (collectively, "REX Index Parties"). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. REX Index Parties' only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.

Energy

Leveraged & Inverse Leveraged Exchange Traded Notes

MICROSECTORS

Overview

The MicroSectors™ Energy Exchange Traded Notes (ETNs) are linked to the performance of the Solactive MicroSectors™ Energy Index. Each ETN offers investors a return based on changes in the level of the Solactive MicroSectors™ Energy Index on a daily compounded basis, before taking into account fees. Each ETN has a specified leverage factor that is reset daily. This fact sheet relates to two separate ETN offerings.

Ticker	Exchange Traded Note
WTIU	MicroSectors™ Energy 3X Leveraged ETN
WTID	MicroSectors™ Energy -3X Inverse Leveraged ETN

Each ETN seeks a return on the underlying index ***for a single day.*** **The ETNs are not "buy and hold" investments and should not be expected to provide its respective return of the underlying index's cumulative return for periods greater than a day.**

The Solactive MicroSectors™ Energy Index

The Solactive MicroSectors™ Energy Index includes the performance of 12 highly liquid companies that are domiciled and listed in the U.S., and active in the energy sector. The index's underlying composition is weighted by average daily value traded. More information about the index can be found at www.Solactive.com.

ETN Details	WTID	WTIU
Intraday Indicative Value	WTIDIV	WTIUIV
CUSIP	06368L403	06368L304
ISIN	US06368L4032	US06368L3042
Daily Investor Fee[1]	0.95% per annum, accrued on a daily basis	0.95% per annum, accrued on a daily basis
Daily Financing/Interest Rate[2]	US Federal Funds Effective Rate minus the Spread of 2% per annum, accrued on a daily basis*	Federal Reserve Bank Prime Loan Rate plus the Financing Spread of 2.75% per annum, accrued on a daily basis**
Leverage Factor	**-3X**	**+3X**
Leverage Reset Frequency	Daily	Daily
Exchange	NYSE Arca	NYSE Arca
Issuer	Bank of Montreal	Bank of Montreal
Initial Trade Date	2/14/2023	2/14/2023
Maturity Date	1/29/2043	1/29/2043

Index Constituents

Ticker	Name	Weight
CVX	Chevron Corp	15.00%
XOM	Exxon Mobil Corp	15.00%
OXY	Occidental Petroleum Corp	12.22%
COP	ConocoPhillips	9.63%
DVN	Devon Energy Corp	8.15%
PXD	Pioneer Natural Resources Co	7.43%
EOG	EOG Resources Inc	6.81%
VLO	Valero Energy Corp	6.74%
MPC	Marathon Petroleum Corp	5.66%
FANG	Diamondback Energy Inc	5.12%
MRO	Marathon Oil Corp	4.67%
EQT	EQT Corp	3.57%

As of 1/20/2023. Index weightings and constituents are subject to change.

[1] The Daily Investor Fee is a per annum number that accrues on a daily basis.
[2] The Daily Financing & Interest Rates are per annum numbers that accrue on a daily basis. The Daily Financing Rate applies to WTIU and the Daily Interest Rate applies to WTID.
**The Spread will initially be 2%, but may be increased to up to 4% at our option.*
***The Financing Spread will initially be 2.75%, but maybe increased to up to 5% at our option.*

The ETNs are not insured by the FDIC, and may lose value.

Continued on next page

The ETNs are not insured by the FDIC, and may lose value.Bank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the "Issuer"), has filed a registration statement (including certain pricing supplements, a product supplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about the offerings to which this free writing prospectus relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.The ETNs are senior, unsecured debt obligations of Bank of Montreal and are subject to Bank of Montreal's credit risk.Investment suitability must be determined individually for each investor, and the ETNs may not be suitable for all investors. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own financial advisors as to these matters.The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in the ETNs.The ETNs do not guarantee the return of your investment. If the Closing Indicative Note Value or the Intraday Indicative Value for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (each as defined in the applicable pricing supplement), you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as described more in the applicable pricing supplement. Leverage increases the sensitivity of your ETNs to changes in the level of the Solactive MicroSectors? Energy Index (the "Index").The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are leveraged. Due to the effect of compounding, if the Indicative Note Value changes, any subsequent adverse change of the Index level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant. The ETNs are subject to intraday purchase risk. The Indicative Note Value is reset daily, and the leverage or exposure of the ETNs during any given Exchange Business Day may be greater than or less than the amount indicated by the name of the ETN.The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest, and you will not have any ownership rights in the Index constituents. The Index Closing Level used to calculate any payment on the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed. The Issuer may sell additional ETNs but is under no obligation to do so.Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain.The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market. There is no assurance that your ETNs will be listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors.The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent of the ETNs (as defined in the applicable pricing supplement), and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future.The Index has limited actual historical information. The Index Sponsor may adjust the Index in a way that may affect its level, and may, in its sole discretion, discontinue the public disclosure of the intraday Index value and the end-of-day closing value of the Index. The Index lacks diversification and is vulnerable to fluctuations in the energy sector. A limited number of Index constituents may affect the Index Closing Level, and the Index is not necessarily representative of its focus industry. An Index constituent may be replaced upon the occurrence of certain events.Please see the "Risk Factors" section in the applicable pricing supplement. We urge you to consult with your investment, legal, tax, accounting and other advisors before you invest in the ETNs.Solactive AG ("Solactive") is the licensor of the Index. The financial instruments that are based on the Index are not sponsored, endorsed, promoted or sold by Solactive in any way and Solactive makes no express or implied representation, guarantee or assurance with regard to: (a) the advisability in investing in the financial instruments; (b) the quality, accuracy and/or completeness of the Index; and/or (c) the results obtained or to be obtained by any person or entity from the use of the Index. Solactive reserves the right to change the methods of calculation or publication. Solactive shall not be liable for any damages suffered or incurred as a result of the use (or inability to use) of the Index.MicroSectors? and REX? are registered trademarks of REX Shares, LLC ("REX"). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored, endorsed, sold or promoted by REX or any of its affiliates or third party licensors (collectively, "REX Index Parties"). REX Index Parties make no representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general market performance. REX Index Parties' only relationship to Bank of Montreal with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.Call Us (305) 742-0153Email Us info@rexshares.comVisit Us www.microsectors.comEnergyLeveraged & Inverse Leveraged Exchange Traded Notes

BMO

MicroSectors™ Energy 3X Leveraged ETNs

Product Details

Primary Exchange	NYSE Arca
ETN Ticker	WTIU
Intraday Indicative Value Ticker	WTIUIV
Index Ticker	BIGOIL
CUSIP	06368L304
Issue Date	February 09, 2023
Maturity Date	January 30, 2043

Daily Market Data

(as of)

ETNs Outstanding	160,000

Description

The return on the MicroSectors™ Energy 3X Leveraged ETNs (the "+3X ETNs") is linked to a three times leveraged participation in the performance of the Solactive MicroSectors™ Energy Index (the "Index"), compounded daily, minus the applicable fees. The Index is a total return index that tracks the stock prices of highly liquid U.S. energy and oil companies. **The +3X ETNs seek a return on the Index for a single day. The +3X ETNs are not "buy and hold" investments and should not be expected to provide a leveraged return of the Index's cumulative return for periods greater than a day.**

Additional Information

Key Risks

An investment in the MicroSectors™ Energy 3X Leveraged ETNs (+3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in Bank of Montreal's pricing supplement for these securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

Long holding period risk - The +3X ETNs are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long exposure to the performance of the Index

1/31/23, 11:47 AMhttps://www.bmoetns.com/ETN/WTIU.P/https://www.bmoetns.com/ETN/WTIU.P/2/5Key Riskson a daily basis; however, their returns over different periods of time can, and most likely will,differ significantly from three times the return on a direct long investment in the Index. The +3XETNs are very sensitive to changes in the level of the Index, and returns on the +3X ETNs may benegatively affected in complex ways by volatility of the Index on a daily or intraday basis.Accordingly, the +3X ETNs should be purchased only by knowledgeable investors whounderstand the potential consequences of investing in the Index and of seeking dailycompounding leveraged long investment results. Investors should actively and frequentlymonitor their investments in the +3X ETNs, even intra-day. It is possible that you will suffersignificant losses in the +3X ETNs even if the long-term performance of the Index is positive(before taking into account the negative effect of the Daily Investor Fee and the Daily FinancingCharge, and the Redemption Fee Amount, if applicable).Path dependence - The return on the +3X ETNs will be highly path dependent. Accordingly, evenif the level of the Index increases or decreases over the term of the +3X ETNs, or over the termwhich you hold the +3X ETNs, the value of the +3X ETNs will increase or decrease not only basedon any change in the level of the Index over a given time period, but also based on the volatility ofthe Index over that time period. The value of the +3X ETNs will depend not only upon the level ofthe Index at maturity, upon call or upon early redemption, but also on the performance of theIndex over each day that you hold the +3X ETNs. It is possible that you will suffer significantlosses in the +3X ETNs, even if the long-term performance of the Index is positive. Accordingly,the returns on the +3X ETNs may not correlate with returns on the Index over periods of longerthan one day.Correlation and compounding risk - A number of factors may affect the +3X ETNs' ability toachieve a high degree of correlation with the performance of the Index, and the +3X ETNs are notexpected to achieve a high degree of correlation with the performance of the Index over periodslonger than one day. The leverage is reset daily, the return on the +3X ETNs is path dependentand you will be exposed to compounding of daily returns. As a result, the performance of the +3XETNs for periods greater than one Index Business Day may be either greater than or less thanthree times the Index performance, before accounting for the Daily Investor Fee, the DailyFinancing Charge and any Redemption Fee Amount.Credit of issuer - The +3X ETNs are senior unsecured debt obligations of the issuer, Bank ofMontreal, and are not, either directly or indirectly, an obligation of any third party. Any payment tobe made on the +3X ETNs, including any payment at maturity, call or upon early redemption,depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As aresult, the actual and perceived creditworthiness of Bank of Montreal will affect the marketvalue, if any, of the +3X ETNs prior to maturity, call or early redemption. In addition, in the eventBank of Montreal defaults on its obligations, you may not receive any amounts owed to youunder the terms of the +3X ETNs.You may lose some or all of your principal - The +3X ETNs do not guarantee any return on yourinitial investment. The +3X ETNs are leveraged notes, which means they are exposed to threetimes the risk of any decrease in the level of the Index, compounded daily. Due to leverage, the+3X ETNs are very sensitive to changes in the level of the Index and the path of such changes.Because the Daily Investor Fee and the Daily Financing Charge reduce your final payment, thelevel of the Index, measured as a component of the closing Indicative Note Value during the Final

1/31/23, 11:47 AMhttps://www.bmoetns.com/ETN/WTIU.P/https://www.bmoetns.com/ETN/WTIU.P/3/5Key RisksMeasurement Period or Call Measurement Period, or on a Redemption Measurement Date, willneed to increase by an amount at least equal to the percentage of the principal amountrepresented by the Daily Investor Fee, the Daily Financing Charge and any Redemption FeeAmount in order for you to receive an aggregate amount at maturity, upon a call or redemption,or if you sell your +3X ETNs, that is equal to at least the principal amount. You may lose some orall of your investment at maturity or call, or upon early redemption.Potential total loss of value - If the closing Indicative Note Value of the +3X ETNs is equal to orless than $0 on any Exchange Business Day, then the Indicative Note Value on all futureExchange Business Days will be $0. If the Intraday Indicative Value of the +3X ETNs is equal to orless than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the+3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all futureExchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash SettlementAmount will be $0.We may replace the Index with a different index - We may substitute a different index for theIndex. The performance of any new index to which the ETNs are linked may perform differentlythan the Index over the remaining term of the ETNs. Any such replacement index may have risksthat are different from, or additional to, the Index. Accordingly, if we exercise this right, thepayments on the ETNs may be adversely affected.The Index lacks diversification and is concentrated in one sector, and has a limited number ofIndex constituents - All of the stocks included in the Index are issued by companies in the oilindustry. As a result, the +3X ETNs will not benefit from the diversification that could result froman investment linked to an index of companies that operate in multiple sectors. Any decrease inthe market price of any of those stocks is likely to have a substantial negative impact on theIndex Closing Level and a substantial adverse impact on the value of the +3X ETNs. Giving effectto leverage, negative changes in the performance of one Index constituent will be magnified andhave a material adverse effect on the value of the +3X ETNs.The Index has a limited actual performance history - The Index was launched in January 2023.Because the Index is of recent origin and limited actual historical performance data exists withrespect to it, your investment in the +3X ETNs may involve a greater risk than investing insecurities linked to one or more indices with a more established record of performance.Leverage risk - The +3X ETNs are three times leveraged and, as a result, the +3X ETNs willbenefit from three times any positive, but will decline based on three times any negative, dailyperformance of the Index. However, the leverage of the +3X ETNs may be greater or less than3.0 during any given Index Business Day. Volatility of the Index level may have a significantnegative effect on the value of the +3X ETNs.A trading market for the +3X ETNs may not develop - The +3X ETNs are listed on the NYSE Arcaunder the symbol "WTIU." However, a trading market for the +3X ETNs may not develop. We arenot required to maintain any listing of the +3X ETNs on the NYSE Arca or any other exchange.Minimum redemption amount - You must elect to redeem at least 25,000 +3X ETNs for us torepurchase your +3X ETNs, unless we determine otherwise or your broker or other financialintermediary bundles your +3X ETNs for redemption with those of other investors to reach thisminimum requirement, and there can be no assurance that they can or will do so. Therefore, yourability to elect redemption of the +3X ETNs may be limited.

1/31/23, 11:47 AMhttps://www.bmoetns.com/ETN/WTIU.P/https://www.bmoetns.com/ETN/WTIU.P/4/5Key RisksCall right - We may elect to redeem all or a portion of the outstanding +3X ETNs at any time. Ifwe exercise our Call Right, the Call Settlement Amount may be less than the principal amount ofyour +3X ETNs. Any exercise by us of our Call Right could present a conflict between yourinterest in the +3X ETNs and our interests in determining whether to call the +3X ETNs.Paying a premium purchase price over the Intraday Indicative Value of the +3X ETNs could leadto significant losses in the event one sells such +3X ETNs at a time when such premium is nolonger present in the market place or the +3X ETNs are called - Paying a premium purchaseprice over the Intraday Indicative Value of the +3X ETNs could lead to significant losses in theevent one sells the +3X ETNs at a time when such premium is no longer present in the marketplace or if the +3X ETNs are called, in which case investors will receive a cash payment in anamount based on the arithmetic mean of the closing Indicative Note Value of the +3X ETNsduring the Call Measurement Period. Before trading in the secondary market, you shouldcompare the Intraday Indicative Value with the then-prevailing trading price of the +3X ETNs.The Intraday Indicative Value is not the same as the trading price of the +3X ETNs in thesecondary market - The Intraday Indicative Value of the +3X ETNs will be calculated andpublished every 15 seconds on each Exchange Business Day during normal trading hours onBloomberg under the ticker symbol WTIUIV so long as no Market Disruption Event has occurredor is continuing. The trading price of the +3X ETNs at any time is the price at which you may beable to sell your +3X ETNs in the secondary market at such time, if one exists. The trading priceof the +3X ETNs at any time may vary significantly from the Intraday Indicative Value of the +3XETNs at such time.Your redemption election is irrevocable - You will not be able to rescind your election to redeemyour +3X ETNs after your redemption notice is received by us. Accordingly, you will be exposedto market risk if the level of the Index decreases after we receive your offer and the RedemptionAmount is determined on the Redemption Measurement Date. You will not know the RedemptionAmount at the time that you submit your irrevocable redemption notice.Uncertain tax treatment -Significant aspects of the tax treatment of the +3X ETNs are uncertain. You should consult yourown tax advisor about your own tax situation. Bank of Montreal and its affiliates do not providetax advice, and nothing contained herein should be construed as tax advice. Please be advisedthat any discussion of U.S. tax matters contained herein (including any attachments): (i) is notintended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactionsor other matters addressed herein. Accordingly, you should seek advice based on your particularcircumstances from your independent tax advisor.Potential conflicts - We and our affiliates play a variety of roles in connection with the issuanceof the +3X ETNs, including acting as an agent of the issuer for the offering of the +3X ETNs,making certain calculations and determinations that may affect the value of the +3X ETNs andhedging our obligations under the +3X ETNs. Any profit in connection with such hedgingactivities will be in addition to any other compensation that we and our affiliates receive for thesale of the +3X ETNs, which creates an additional incentive to sell the +3X ETNs to you. Inperforming these activities, our economic interests and those of our affiliates are potentiallyadverse to your interests as an investor in the +3X ETNs.

1/31/23, 11:47 AMhttps://www.bmoetns.com/ETN/WTIU.P/https://www.bmoetns.com/ETN/WTIU.P/5/5Key RisksNo interest payments or ownership rights - The +3X ETNs do not pay any interest. You will nothave any ownership rights in the Index constituents, nor will you have any right to receivedividends or other distributions paid to holders of the Index constituents, except as reflected inthe level of the Index.DisclaimerBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricingsupplement, prospectus supplement and prospectus) with the SEC about the offerings to which thiswebsite relates. Please read those documents and the other documents relating to these offerings thatBank of Montreal has filed with the SEC for more complete information about Bank of Montreal and theseofferings. These documents may be obtained without cost by visiting EDGAR on the SEC website atwww.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings willarrange to send you these documents if so requested by calling toll-free at 1-877-369-5412. BMO CapitalMarkets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.DocumentsFact SheetProspectus

BMO

MicroSectors™ Energy -3X Inverse Leveraged ETNs

Product Details	
Primary Exchange	NYSE Arca
ETN Ticker	WTID
Intraday Indicative Value Ticker	WTIDIV
Index Ticker	BIGOIL
CUSIP	06368L403
Issue Date	February 09, 2023
Maturity Date	January 30, 2043

Daily Market Data	(as of)
ETNs Outstanding	160,000

Description

The return on the MicroSectors™ Energy -3X Inverse Leveraged ETNs (the "-3X ETNs") is linked to a three times inverse leveraged participation in the performance of the Solactive MicroSectors™ Energy Index (the "Index"), compounded daily, minus the applicable fees. The Index is a total return index that tracks the stock prices of highly liquid U.S. energy and oil companies. **The -3X ETNs seek a return on the Index for a single day. The -3X ETNs are not "buy and hold" investments and should not be expected to provide an inverse leveraged return of the Index's cumulative return for periods greater than a day.**

Additional Information

Key Risks

An investment in the MicroSectors™ Energy -3X Inverse Leveraged ETNs (-3X ETNs) involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in Bank of Montreal's pricing supplement for these

1/31/23, 11:46 AMhttps://www.bmoetns.com/ETN/WTID.P/https://www.bmoetns.com/ETN/WTID.P/2/6Key Riskssecurities. Capitalized terms used but not defined herein have the meanings set forth in suchpricing supplement.Path dependence - The return on the -3X ETNs will be highly path dependent. Accordingly, even ifthe level of the Index decreases or increases over the term of the -3X ETNs, or over the termwhich you hold the -3X ETNs, the value of the -3X ETNs will increase or decrease not only basedon any change in the level of the Index over a given time period but also based on the volatility ofthe Index over that time period. The value of the -3X ETNs will depend not only upon the level ofthe Index at maturity, upon call or upon early redemption, but also on the performance of theIndex over each day that you hold the -3X ETNs. It is possible that you will suffer significantlosses in the -3X ETNs, even if the long-term performance of the Index is negative. Accordingly,the returns on the -3X ETNs may not correlate with returns on the Index over periods of longerthan one day.Correlation and compounding risk - A number of factors may affect the -3X ETNs' ability toachieve a high degree of correlation with the performance of the Index, and the -3X ETNs are notexpected to achieve a high degree of correlation with the performance of the Index over periodslonger than one day. The leverage is reset daily, the return on the -3X ETNs is path dependentand you will be exposed to compounding of daily returns. As a result, the performance of the -3XETNs for periods greater than one Index Business Day may be either greater than or less thanthree times the inverse of the Index performance, before accounting for the Daily Investor Fee,any negative Daily Interest and any Redemption Fee Amount.The Daily Interest may be negative - Although the Daily Interest will be added to the DepositAmount, the Daily Interest will be negative on any Exchange Business Day on which the DailyInterest Rate is negative. On those Exchange Business Days, the Daily Interest will be subtractedfrom the Deposit Amount, which, in turn, will reduce the Indicative Note Value and the amountthat you will receive for your -3X ETNs at maturity, call or redemption.Credit of issuer - The -3X ETNs are senior unsecured debt obligations of the issuer, Bank ofMontreal, and are not, either directly or indirectly, an obligation of any third party. Any payment tobe made on the -3X ETNs, including any payment at maturity, call or upon early redemption,depends on the ability of Bank of Montreal to satisfy its obligations as they come due. As aresult, the actual and perceived creditworthiness of Bank of Montreal will affect the marketvalue, if any, of the -3X ETNs prior to maturity, call or early redemption. In addition, in the eventBank of Montreal defaults on its obligations, you may not receive any amounts owed to youunder the terms of the -3X ETNs.You may lose some or all of your principal - The -3X ETNs do not guarantee any return on yourinitial investment. The -3X ETNs are leveraged inverse notes, which means they are exposed tothree times the risk of any increase in the level of the Index, compounded daily. Due to leverage,the -3X ETNs are very sensitive to changes in the level of the Index and the path of suchchanges. Because the Daily Investor Fee and any negative Daily Interest reduce your finalpayment, the level of the Index, measured as a component of the closing Indicative Note Valueduring the Final Measurement Period or Call Measurement Period, or on a RedemptionMeasurement Date, will need to decrease by an amount at least equal to the percentage of theprincipal amount represented by the Daily Investor Fee, any negative Daily Interest and anyRedemption Fee Amount in order for you to receive an aggregate amount at maturity, upon a call

1/31/23, 11:46 AMhttps://www.bmoetns.com/ETN/WTID.P/https://www.bmoetns.com/ETN/WTID.P/3/6Key Risksor redemption, or if you sell your -3X ETNs, that is equal to at least the principal amount. You maylose some or all of your investment at maturity or call, or upon early redemption.The -3X ETNs are linked to the inverse performance of the Index - Investment in the -3X ETNs islinked to the inverse, or "short," performance of the Index. Therefore, notwithstanding the gainsresulting from the daily interest, if any, and the cumulative negative effect of the daily investorfee, your -3X ETNs will generally appreciate as the level of the Index decreases and will decreasein value as the level of the Index increases. You may lose some or all of your investment if thelevel of the Index increases over the term of your -3X ETNs.Long holding period risk - The -3X ETNs are intended to be daily trading tools for sophisticatedinvestors and are designed to reflect a leveraged inverse exposure to the performance of theIndex on a daily basis; however, their returns over different periods of time can, and most likelywill, differ significantly from three times the return on a direct inverse investment in the Index.The -3X ETNs are very sensitive to changes in the level of the Index, and returns on the -3X ETNsmay be negatively affected in complex ways by volatility of the Index on a daily or intraday basis.Accordingly, the -3X ETNs should be purchased only by knowledgeable investors whounderstand the potential consequences of investing in the Index and of seeking dailycompounding leveraged inverse investment results. Investors should actively and frequentlymonitor their investments in the -3X ETNs, even intra-day. It is possible that you will suffersignificant losses in the -3X ETNs even if the long-term performance of the Index is negative(before taking into account the negative effect of the Daily Investor Fee and the Daily Interest,and the Redemption Fee Amount, if applicable).We may replace the Index with a different index - We may substitute a different index for theIndex. The performance of any new index to which the ETNs are linked may perform differentlythan the Index over the remaining term of the ETNs. Any such replacement index may have risksthat are different from, or additional to, the Index. Accordingly, if we exercise this right, thepayments on the ETNs may be adversely affected.The Index lacks diversification and is concentrated in one sector, and has a limited number ofIndex constituents - All of the stocks included in the Index are issued by companies in the oilindustry. As a result, the -3X ETNs will not benefit from the diversification that could result froman investment linked to an index of companies that operate in multiple sectors. Any increase inthe market price of any of those stocks is likely to have a substantial positive impact on theIndex Closing Level and a substantial adverse impact on the value of the -3X ETNs. Giving effectto leverage, positive changes in the performance of one Index constituent will be magnified andhave a material adverse effect on the value of the -3X ETNs.The Index has a limited actual performance history - The Index was launched in January 2023.Because the Index is of recent origin and limited actual historical performance data exists withrespect to it, your investment in the -3X ETNs may involve a greater risk than investing insecurities linked to one or more indices with a more established record of performance.Leverage risk - The -3X ETNs are three times leveraged and, as a result, the -3X ETNs will benefitfrom three times any negative, but will decline based on three times any positive, dailyperformance of the Index. However, the leverage of the -3X ETNs may be greater or less than -3.0during any given Index Business Day. Volatility of the Index level may have a significant negativeeffect on the value of the -3X ETNs.

1/31/23, 11:46 AMhttps://www.bmoetns.com/ETN/WTID.P/https://www.bmoetns.com/ETN/WTID.P/4/6Key RisksPotential total loss of value - If the closing Indicative Note Value of the -3X ETNs is equal to orless than $0 on any Exchange Business Day, then the Indicative Note Value on all futureExchange Business Days will be $0. If the Intraday Indicative Value of the -3X ETNs is equal to orless than $0 at any time on any Index Business Day, then both the Intraday Indicative Value of the-3X ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all futureExchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash SettlementAmount will be $0.A trading market for the -3X ETNs may not develop - The -3X ETNs are listed on the NYSE Arcaunder the symbol "WTID." However, a trading market for the -3X ETNs may not develop. We arenot required to maintain any listing of the -3X ETNs on the NYSE Arca or any other exchange.Minimum redemption amount - You must elect to redeem at least 25,000 -3X ETNs for us torepurchase your -3X ETNs, unless we determine otherwise or your broker or other financialintermediary bundles your -3X ETNs for redemption with those of other investors to reach thisminimum requirement, and there can be no assurance that they can or will do so. Therefore, yourability to elect redemption of the -3X ETNs may be limited.Call right - We may elect to redeem all or a portion of the outstanding -3X ETNs at any time. If weexercise our Call Right, the Call Settlement Amount may be less than the principal amount ofyour -3X ETNs. Any exercise by us of our Call Right could present a conflict between your interestin the -3X ETNs and our interests in determining whether to call the -3X ETNs.Paying a premium purchase price over the Intraday Indicative Value of the -3X ETNs could leadto significant losses in the event one sells such -3X ETNs at a time when such premium is nolonger present in the market place or the -3X ETNs are called - Paying a premium purchase priceover the Intraday Indicative Value of the -3X ETNs could lead to significant losses in the eventone sells the -3X ETNs at a time when such premium is no longer present in the market place orif the -3X ETNs are called, in which case investors will receive a cash payment in an amountbased on the arithmetic mean of the closing Indicative Note Value of the -3X ETNs during theCall Measurement Period. Before trading in the secondary market, you should compare theIntraday Indicative Value with the then-prevailing trading price of the -3X ETNs.The Intraday Indicative Value is not the same as the trading price of the -3X ETNs in thesecondary market - The Intraday Indicative Value of the -3X ETNs will be calculated andpublished every 15 seconds on each Exchange Business Day during normal trading hours onBloomberg under the ticker symbol WTIDIV so long as no Market Disruption Event has occurredor is continuing. The trading price of the -3X ETNs at any time is the price at which you may beable to sell your -3X ETNs in the secondary market at such time, if one exists. The trading priceof the -3X ETNs at any time may vary significantly from the Intraday Indicative Value of the -3XETNs at such time.Your redemption election is irrevocable - You will not be able to rescind your election to redeemyour -3X ETNs after your redemption notice is received by us. Accordingly, you will be exposed tomarket risk if the level of the Index decreases after we receive your offer and the RedemptionAmount is determined on the Redemption Measurement Date. You will not know the RedemptionAmount at the time that you submit your irrevocable redemption notice.Uncertain tax treatment -

1/31/23, 11:46 AMhttps://www.bmoetns.com/ETN/WTID.P/https://www.bmoetns.com/ETN/WTID.P/5/6Key RisksSignificant aspects of the tax treatment of the -3X ETNs are uncertain. You should consult yourown tax advisor about your own tax situation. Bank of Montreal and its affiliates do not providetax advice, and nothing contained herein should be construed as tax advice. Please be advisedthat any discussion of U.S. tax matters contained herein (including any attachments): (i) is notintended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties, and (ii) was written to support the promotion of marketing of the transactionsor other matters addressed herein. Accordingly, you should seek advice based on your particularcircumstances from your independent tax advisor.Potential conflicts - We and our affiliates play a variety of roles in connection with the issuanceof the -3X ETNs, including acting as an agent of the issuer for the offering of the -3X ETNs,making certain calculations and determinations that may affect the value of the -3X ETNs andhedging our obligations under the -3X ETNs. Any profit in connection with such hedging activitieswill be in addition to any other compensation that we and our affiliates receive for the sale of the-3X ETNs, which creates an additional incentive to sell the -3X ETNs to you. In performing theseactivities, our economic interests and those of our affiliates are potentially adverse to yourinterests as an investor in the -3X ETNs.No interest payments or ownership rights - The -3X ETNs do not pay any interest. You will nothave any ownership rights in the Index constituents, nor will you have any right to receivedividends or other distributions paid to holders of the Index constituents, except as reflected inthe level of the Index.DisclaimerBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricingsupplement, prospectus supplement and prospectus) with the SEC about the offerings to which thiswebsite relates. Please read those documents and the other documents relating to these offerings thatBank of Montreal has filed with the SEC for more complete information about Bank of Montreal and theseofferings. These documents may be obtained without cost by visiting EDGAR on the SEC website atwww.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings willDocumentsFact SheetProspectus

If you are a sophisticated investor that is bullish or bearish on #Energy stocks, there are new trading products for you to explore. $WTIU & $WTID are trading NOW. https://www.microsectors.com/energy

If you are a sophisticated investor that is bullish or bearish on #Energy stocks, there are new +3x or -3x trading products for you to explore. $WTIU & $WTID https://www.microsectors.com/energy

Are you a sophisticated investor that is searching for a leveraged #Energy trade? $WTIU & $WTID are now trading. Learn more: https://www.microsectors.com/energy

Are you a sophisticated investor that is bearish on #Energy stocks? Learn more about $WTID here: https://www.microsectors.com/energy

Are you a sophisticated investor that is bullish on #Energy stocks? Learn more about $WTIU here: https://www.microsectors.com/energy

New 3x Leveraged and -3x Inverse Leveraged #Energy ETNs are now trading. For sophisticated traders only. $WTIU & $WTID Learn more: https://www.microsectors.com/energy

The MicroSectors #Energy Exchange Traded Notes begin trading tomorrow. For sophisticated traders only. $WTIU $WTID

Learn more here: https://www.microsectors.com/energy

The MicroSectors #Energy Exchange Traded Notes begin trading today on @NYSE. For sophisticated traders only. $WTIU $WTID

Learn more here: https://www.microsectors.com/energy

M ICROSECTORS By clicking on any of the cashtags provided above, you may access information and opinions on Twitter that have been provided by individuals or entities other than BMO and its affiliates. The cashtags are provided solely for your convenience. We do not provide any representation or warranty as to the accuracy of any information or opinions provided by third parties. These ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis, The performance of these ETNs over longer periods of time can differ significantly from the performance (or inverse of the performance) of their underlying index during the same period of time. You should proceed with extreme caution in considering an investment in the ETNs. Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement, prospectus supplement and prospectus) with the SEC regarding each offering of the ETNs. Please read those documents and the other documents relating to the ETNs that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and the ETNs. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, and any agent or dealer that participated in the offering of the ETNs, will arrange to send these documents if so requested by calling toll-free at 1-877-369-5412. You are now entering the MicroSectorsm website of REX Shares. BMO Capital Markets Corp.. an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs. The website includes information about exchange traded notes {ETNs} issued by Bank of MontreaL As discussed in more detail on the website. the ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should pruk.ved with extreme caution in considering an investment in the ETNs. Investors should proceed with extreme caution. as. due to the effect of compounding. the performance of these ETNs over longer periods of time can differ significantly from the performance {or inverse of the performance) of their underlying index or benchmark during the same period of time. Investors should consult the prospectus for further details on the calculation of the returns and the risks associated with investing in this product. Bank of Montreal has filed a registration statement {including certain pricing supplements, prospectus supplement and prospectus} with the SEC for the ETN offerings discussed on this website. Before you invest. you should read such documents and any other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SECS website at http://www.sec.gov. Alternatively. Bank of Montreal will arrange to send to you applicable pricing supplement_ the prospectus supplement and the prospectus if you request it by calling its agent toll-free at 1-877-369-mu. ENTER SITE

MicroSectors 3x/-3x Energy ETNs; WTIU and WTID arc now trading! MICROSECTORS SECTOR SPECIFIC EXCHANGE TRADED NOTES TARGET YOUR TRADING POWER Find Out Mare Horne Products Content About Subscribe Energy Travel. OiL&Gas Exploration & Production FANG& Innovation Gold miners Big Banks FANG. Big Oil. dr. MicroSectors offers sophisticated investors pinpoint access to specific market segments. THE MICROSECTORS ADVANTAGE G TARGETED LEVERAGED & INVERSE ER BETA EFFICIENT Trade the stocks you know in Realize your potential to Beta or ix products allow for a Precise investment & trading the sectors you follow. generate aLpha and experience new standard of portfolio tools give you maximum Concentrated exposure to the market like never before building blocks that provide control. investable market segments with versatile Levels of precise and targeted exposure. that heavily influence many exposure to your preferred investor portfolios. market segment. PRODUCT SUITES WTIU 3X Leveraged ETN Learn More > WTID -3X Inverse Leveraged ETN Learn More > Travel Oil & Gas Exploration & Production FANG & Innovation Gold Miners Big Banks FANG. Big Oil MVO Capital Markets Corp.. an affiliate o he issuer, acts as the underwriter for the offerings of the ETNs SUBSCRIBE To Our Newsletter 777 BrickeLL Ave Miami, FL 33131 Enter email address Email: infowexshares.com TERMS AND CONDITIONS PRIVACY POLICY DISCLOSURE Subscribe ©0 Bank of Montreal, the issuer of the ETNs ("Bank of Montreal" or the "Issuer), has fled a registration statement (including pricing supplements, product supplements.. a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SECT about each of the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement any applicable product supplement, the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-$41.2. The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal's credit risk. The Leveraged and inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in those ETNs. The ETNs do not guarantee any return of your investment For example, with respect to some ETNs, if the closing Indicative Note Value or the Intraday Indicative Value (each as defined in the applicable pricing supplement) for the ETNs is equal to or Less than $o at any time during a relevant trading day, you will Lose aLL of your investment in the ETNs. Even if the Index Closing Level has increased or decreased. as applicable. from the Initial. Index Level. you may receive less than the principal amount of your ETNs upon a call.. redemption. at maturity, or if you sett your ETNs, with the Loss magnified by any Leverage, each as described in more detail in the applicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the Level of the applicable index. Investment suitability must be determined individually for each investor, and the ETNs are not suiLabLe for all investors. The Leveraged and inverse ETNs are not suitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies. In particular, the Leveraged and inverse ETNs should be purchased only by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are Leveraged as to same of the ETNs. Due to the effect of compounding, if the Indicative Note Value increases, any subsequent adverse change in the applicable index level will result in a larger dollar reduction From the Indicative Note Value than if the Indicative Note Value remained constant; the converse is also true. The ETNs are subject to intraday purchase risk. The Indicative Note Value of the leveraged and inverse ETNs is reset daily, and the Leverage or exposure of the ETNs during any relevant trading day may be greater than or Less than that contemplated by the name of a particular leveraged I he E I Ns are subject to a call right, which may adversely affect the value of, or your ability to sell. your E l Ns. The ETNs do not pay any interest, and you will not have any ownership rights in the applicable index constituents. The Index Closing Level used to calculate any payment by the Issuer of the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the EFNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs he redeemed. The Issuer may sell additional ETNs. but is under no obligation to do so Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain . The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market. There is no assurance that your ETNs will be Listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business, hedging and trading activities, or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may have published research. expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. Each index has limited actual historical information. The Index Calculation Agent (as defined in the applicable pricing supplement), may adjust the index in a way that may affect its Levet and may, in its sole discretion, discontinue the public discLosure of the intraday index value and the end-of-day closing value of the index. The indices Lack diversification and are vulnerable to fluctuations in the applicable sector. A Limited number of index constituents may affect each Index Closing Level, and the Indices are not necessarily representative of their focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selects its components may differ from how other index providers or market participants might do so . Use of Hypothetical Back-Tested Data - The historical data of the Indices shown herein is from the dates displayed. Any index data shown prior to that date is hypothetical and a result of the application of the index methodology to historical. data. and has inherent limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual_ trading. Alternative modeling techniques or assumptions may produce different hypothetical_ back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the index. Historical. and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of the ETNs. Please see the "Risk Factors" section in the pricing supplement, any applicable product supplement, the prospectus supplement and the prospectus relating to the applicabLe offering. This information is not intended to provide and should not be relied upon as providing accounting, Legal, regulatory or tax advice. We urge you to consult your investment Legal, tax. accounting and other advisers before you invest in the Pis's. McroSectors- and REX- are registered trademarks of REX Shares, LLC ("REX"). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively. "REX Index Parties"). REX Index Parties make no representation or warranty. express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generaLLy or in the ETNs particularly or the ability of any Index to track general market performance. REX Index Parses only relationship to Bank of Montreal. with respect to each Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or Liability in connection with the administration. marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy. sell. or hold such security, nor is it considered to be investment advice.

MicroSectors 3x/-3x Energy ETNs: WTIU and WTID are now trading! MICROSECTSM ENERGY EXCHANGE TRADED NOTES The MicroSectors'" Energy lineup of exchange traded notes provide -,3x leveraged exposure and -3x inverse leveraged exposure to the performance of the Solactive MicroSectors'''. Energy Index. LEARN MORE ABOUT BMO ETNs Home Products Y ENERGY Content About Subscribe SYMBOL DESCRIPTION DOCUMENTS WTIU 3X Leveraged Exposure L13 Fact Sheet Ell Prospectus WTID -3X Inverse Leveraged Exposure Eli Fact Sheet Ell Prospectus WHAT IS THE SOLACTIVE MICROSECTORST" ENERGY INDEX? The Solactive MicroSectors'' Energy Index measures the performance of 12 highly Liquid companies that are domiciled and listed in the U.S., and active in the energy sector. The Index's underlying composition is liquidity weighted. LEARN MORE ABOUT THE SOLACTIVE MICROSECTORS'' ENERGY INDEX Solactive MicroSectorsTM Energy Index Components' 15.00% CHEVRON CORP 6.81% EOG RESOURCES INC 15.00% EXXON MOBIL CORP 6.74% VALERO ENERGY 12.22% OCCIDENTAL PETROLEUM CORP 5.66% MARATHON PETROLEUM CORP 9.63% CONOCOPHILLIPS 5.12% DIAMONDBACK ENERGY INC 8.15% DEVON ENERGY CORPORATION 4.67% MARATHON OIL CORP 7.43% PIONEER NATURAL RESOURCES CO 3.57% EQT CORP 'Index reconstitutes quarterly. rebalances monthly. Components as of SOD 01/20/2023. weightings rounded for ease ot analysis. PERFORMANCE Hypothetical and Historical Index Performance Zoom /it lm 3m 1y YTD ALL Jun 16, 2017 Feb 1, 2023 -50% -100% Jul '17 Jan '18 Jul '18 Jan '19 111119 Jan '23 Jul '20 Jan '21 Jul '21 Jan '22 Jul '22 Jan '23 — Solactive MicroSectors'. Energy Index (TR) — DowJones U.S. Oil & Gas Index (III) — S&P* Energy Select Sector Index (TR) Source Bloomberg LP Index data prior to January 26. 2023 is hypothetical and reflects the application of the index methodology in hindsight The hypothetical data cannot completely account for the impact of financial risk in actual trading. Past historical or hypotheticaL data is not a guarantee of future index results. Solactive AG (Solactive") is the licensor of the Index. The financial instruments that are based on the Index are not sponsored, endorsed, promoted or sold by Solactiye in any way and Solactive makes no express er implied representation. guarantee or assurance with regard to: (a) the advisability in investing in the financial instruments: (b) the quality. accuracy and/or completeness of the Index: and/or (c) the results obtained or to be obtained by any person or entity 'tom the use of the Index. Solactive reserves the right to change the methods of calculation or publication. Solactive shall not be liable for any damages suffered or incurred as a result of the use (or inability to use) of the Index. 777 Brickell Ave Email: infogrexshar ulli Miami, FL 33131 TERMS AND CONDITIONS PRIVACY POLICY DISCLOSURE Bank of Montreal, the issuer of the ETNs (Bank of Montreal" or the issuer"), has filed a registration statement (including pricing supplements, product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") about each of the offerings to which this website relates. Please read those documents and the other documents relating to these offerings that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricing supplement any appLicabLe product supplement the prospectus supplement and the prospectus if you so request by calling toll-free at 1-877-369-5412. The ETNs are senior, unsecured debt obligations of Bank of Montreal, and are subject to Bank of Montreal's credit risk. The Leveraged and inverse ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceed with extreme caution in considering an investment in those ETNs. The ETNs do not guarantee any return of your investment For example, with respect to some ETNs, if the closing Indicative Note Value or the Intraday Indicative Value (each as defined in the applicable pricing supplement) for the ETNs is equal to or less than $o at any time during a relevant trading day, you will Lose aLL of your investment in the ETNs. Even if the Index Closing Level has increased or decreased, as applicable, from the Initial. Index Level, you may receive less than the principal amount of your ETNs upon a call, redemption. at maturity, or if you sell your ETNs, with the Loss magnified by any Leverage, each as described in more detail in the applicable pricing supplement. Leverage (if applicable) increases the sensitivity of your ETNs to changes in the Level of the applicable index. Investment suitability must be determined individually for each investor, and the ETNs are not suitable for all investors. The Leveraged and inverse ETNs are not suitable for investors with longer-term investment objectives. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies. In particular, the Leveraged and inverse ETNs should be purchased only by sophisticated investors who do not intend to held the ETNs as a buy and hold investment who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting investment results, which are Leveraged as to some of the ETNs. Due to the effect of compounding, if the Indicative Note Value increases, any subsequent adverse change in the applicable index Level will result in a larger dollar reduction from the Indicative Note Value than if the Indicative Note Value remained constant; the converse is also true. The ETNs are subject to intraday purchase risk. The Indicative Note Value of the leveraged and inverse ETNs is reset daily, and the leverage or exposure of the ETNs during any relevant trading day may be greater than or Less than that contemplated by the name of a particular leveraged ETN. The ETNs are subject to a call right, which may adversely affect the value of, or your ability to sell, your ETNs. The ETNs do not pay any interest and you wiLL not have any ownership rights in the applicable index constituents. The Index Closing Level used to calculate any payment by the Issuer of the ETNs may be different from the Index Closing Level at other times during the term of the ETNs. There are restrictions on your ability to request a redemption of the ETNs, and you will not know the amount due upon redemption at the time you elect to request that the ETNs be redeemed. The Issuer may sell additional ETNs, but is under no obligation to do so. Market disruptions may adversely affect your return. Significant aspects of the tax treatment of the ETNs are uncertain. The Intraday Indicative Value and the Indicative Note Value are not the same as the closing price or any other trading price of the ETNs in the secondary market There is no assurance that your ETNs will be Listed or continue to be listed on a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary market may be influenced by many unpredictable factors. The Issuer or its affiliates may have economic interests that are adverse to those of the holders of the ETNs as a result of its business. hedging and trading activities. or as Calculation Agent (as defined in the applicable pricing supplement) of the ETNs, and may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the ETNs, and may do so in the future. Each index has limited actual historical information. The Index Calculation Agent (as defined in the applicable pricing supplement). may adjust the index in a way that may affect its Level, and may, in its sole discretion, discontinue the public disclosure of the intraday index value and the end-of-day closing value of the index. The indices Lack diversification and are vulnerable to fluctuations in the appLicabLe sector. A Limited number of index constituents may affect each Index Closing Level, and the Indices are not necessarily representative of their focus industry. An index constituent may be replaced upon occurrence of certain events. The manner in which each index selects its components may differ from how other index providers or market participants might do so. Use of Hypothetical Back-Tested Data- The historical data of the Indices shown herein is from the dates displayed. Any index data shown prior to that date is hypothetical and a result of the application of the index methodology to historical data. and has inherent Limitations. The creation of hypothetical data necessarily involves assumptions and cannot take into account the impact of financial risk in actual trading. Alternative modeling techniques or assumptions may produce different hypothetical back-tested information that might be more appropriate and that might differ significantly from the information presented herein. The hypothetical. back-tested data herein should not be considered indicative of actual results that might be obtained from an investment in a financial instrument referencing the index. Historical and hypothetical back-tested results are neither an indicator nor a guarantee of future index performance or the return of the ETNs. Please see the "Risk Factors" section in the pricing supplement any applicable product supplement, the prospectus supplement and the prospectus relating to the applicable offering. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. We urge you to consult your investment, Legal, tax, accounting and other advisers before you invest in the ETNs. MicroSectors- and REX- are registered trademarks of REX Shares, LLC ("REX"). The trademarks have been licensed for use for certain purposes by Bank of Montreal. The ETNs are not sponsored or sold by REX or any of its affiliates or third-party licensors (collectively, "REX Index Parties"). REX Index Parties make no representation or warranty. express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generaLLy or in the ETNs particularly or the ability of any Index to track general market performance. REX Index Parties only relationship to Bank of Montreal. with respect to each Index is the licensing of the Index and certain trademarks, service marks and/or trade names of REX Index Parties. REX Index Parties are not responsible for and have not participated in the determination of the prices, and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs are to be converted into cash. REX Index Parties have no obligation or Liability in connection with the administration, marketing or trading of the ETNs. Inclusion of a security within an index is not a recommendation by REX Index Parties to buy, sell, or hold such security, nor is it considered to be investment advice.